EXHIBIT 2.4
--------------------------------------------------------------------------------
                                ESCROW AGREEMENT

         This Escrow Agreement ("Agreement") is dated as of the 4th day of September, 2003, by and between Jim Evans, ("Evans"), Homes By Owners, Inc., a Georgia corporation ("Homes"), R. Wireless, Inc., a Georgia corporation ("Wireless") and David R. Baker, an individual (the "Escrow Agent"), such persons collectively being referred to herein as the "Parties";

                               W I T N E S S E T H

         WHEREAS, Evans, Homes and R Wireless, Inc. have entered into a Stock Purchase Agreement ("Purchase Agreement") of even date herewith, a copy of which is attached as Exhibit A hereto, whereby, among other things, Evans has acquired 4,200,000 shares ("Homes Shares") of original issue common stock of Homes in exchange for 1,000 shares ("Freedom Shares") of common stock of Freedom Homes, Inc., a Georgia corporation;

         WHEREAS, prior to the acquisition by Evans of the Homes Shares, Homes was a wholly-owned subsidiary of Wireless, which now has a 25% equity interest in Homes;

         WHEREAS, pursuant to the Purchase Agreement Homes is required to use its best efforts to raise at least $500,000 gross proceeds from the sale of its common stock or failing to do so, as a condition subsequent of the Purchase Agreement, the Homes Shares are returned to Homes and the Freedom Shares are returned to Evans; and

         WHEREAS, in order to implement such condition subsequent, Evans wishes to deliver the Homes Shares and Homes wishes to deliver the Freedom Shares, to the Escrow Agent to hold them in escrow ("Escrow") pursuant to the terms of this Escrow Agreement;

         NOW, THEREFORE, for and in consideration of the premises stated and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to by the Parties, the Parties agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. The Parties hereby designate and appoint the Escrow Agent as their agent to perform the duties and services specified herein, and the Escrow Agent hereby accepts such engagement, upon the terms and conditions hereinafter set forth.

         2. DEPOSIT WITH ESCROW AGENT.

                  (a) Evans hereby deposits with the Escrow Agent Certificate No. 3 of Homes ("Homes Certificate") for 4,200,000 shares of Homes common stock, representing the Homes Shares, together with a stock power therefor ("Homes Power") executed by Evans in blank.

                  (b) Homes hereby deposits with the Escrow Agent Certificate No. 1 of Freedom ("Freedom Certificate") for 1,000 shares of Freedom common stock, representing the Freedom Shares, together with a stock power therefor ("Freedom Power") executed by Homes in blank.

                  (c) The Escrow Agent shall hold the Homes Certificate, the Homes Power, the Freedom Certificate and the Freedom Power (collectively the "Escrow Property") in a fiduciary capacity as agent of the Parties, subject to the provisions of this Escrow Agreement.

         3. ESCROW FEE. There shall be no separate escrow fee, but to the extent Escrow Agent spends time in services as Escrow Agent, he shall by paid by Homes at the rate he regularly charges for legal services and shall bill Homes for such service and related expenses (including reasonable attorney's fees and expenses when incurred in accordance with Subsection 7(b)) on a monthly basis, which Homes will pay promptly.

         4. DELIVERY OF ESCROW PROPERTY.

         (a) Upon receiving notice at any time from Homes, Wireless and Evans as to the disposition of the Escrow Property, the Escrow Agent will promptly effect such disposition.

         (b) Upon receiving notice no later than 183 days from the date of this Agreement from Homes or Wireless that Homes has received gross proceeds of at least $500,000 from the sale of Homes common stock (such a notice being referred to herein as a "Receipt Notice") which Receipt Notice is concurred in by notice from Evans, the Escrow Agent will forthwith deliver the Homes Certificate and the Homes Power to Evans and the Freedom Certificate and the Freedom Power to Homes.

         (c) Upon receiving a Receipt Notice no later than 183 days from the date hereof that is not concurred in by Evans, Escrow Agent will continue to hold the Escrow Property until instructed as provided in clause (a), above, or instructed by a court pursuant to final order from a court with jurisdiction over the Escrow Agent.

         (d) Promptly after the 183rd day from the date hereof, if the Escrow Agent has not received a Receipt Notice, the Escrow Agent will deliver the Freedom Certificate and the Freedom Power to Evans and the Homes Certificate and the Homes Power to Homes.

         5. TERM AND TERMINATION. The term of the Escrow shall begin effective as of the date of this Escrow Agreement and shall continue until the delivery by the Escrow Agent of all the Escrow Property as provided in this Escrow Agreement or as otherwise ordered by a court of competent jurisdiction, and any unpaid amounts for services and expenses of the Escrow Agent during such term and otherwise in connection with the termination of this Escrow shall forthwith be paid by Homes, or if not paid by Homes, shall be paid by Wireless and Evans, which shall be jointly and severally liable therefor.

         6. LIABILITY OF THE ESCROW AGENT. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, and that in performing any of his duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful misconduct or gross negligence, and the Escrow Agent accordingly shall not incur any such liability with respect to (i) any action taken or omitted in good faith or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction relating to this Agreement, not only as to the due execution and the validity and effectiveness of such instrument but also as to the truth and accuracy of any information contained herein which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement. The Escrow Agent shall have no further responsibility for the genuineness or validity of any document or other item deposited with him, and he shall be fully protected by the remaining Parties to this Agreement in acting in accordance with any written instructions given him hereunder and believed by him in good faith to have been signed by the proper parties. The Escrow Agent hereby represents and warrants that he has no disabilities that would prevent him from duly executing and performing this Agreement and serving as escrow agent hereunder.

         7. INDEMNIFICATION OF THE ESCROW AGENT.

                  (a) Except as otherwise set forth in Section 6 hereof, the Parties other than the Escrow Agent shall indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liability and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent hereunder, or in the performance of his duties as escrow agent hereunder including litigation arising from this Agreement or involving the subject matter hereof.

                  (b) The Escrow Agent is authorized to and may consult with, and obtain advice from, legal counsel (including the firm of which he is Of Counsel) in the event any dispute, conflict or question arises as to the construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the advice, opinions, and instructions of such counsel, except as otherwise provided in Section 6 hereof. Copies of all such opinions as are in writing shall be made available to the other Parties upon request.

                  (c) The Escrow Agent may, but shall not be required to, defend himself in any legal proceedings which may be instituted against him or he may, but shall not be required to, institute legal proceedings with respect to any of the Escrow Property deposited pursuant to this Agreement. The Escrow Agent shall be indemnified and held harmless by the Parties other than the Escrow Agent against the cost and expense of any such defense or action, except as otherwise provided in Section 6 hereof.

                  (d) The Escrow Agent shall deliver Escrow Property to any party only if in his judgment such delivery may be made under the terms of this Agreement without his incurring any liability. If conflicting demands not expressly provided for in this Agreement are made or notices served upon the Escrow Agent with respect to his action or omission under this Agreement, the Parties other than the Escrow Agent agree that the Escrow Agent shall have the absolute right to elect to do either or both of the following: (i) withhold and stop all future actions or omissions on its part under this Agreement; or (ii) file a suit in interpleader or for instructions or for declaratory judgment or other relief and obtain an order from the proper court requiring the Parties other than the Escrow Agent to litigate in such court their conflicting claims and demands. In the event any such action is taken, the Escrow Agent shall be fully released and discharged from all obligations to perform any duties or obligations imposed upon it by this Agreement unless and until otherwise ordered by the court.

         8. DEPOSIT INTO COURT. In the event of a dispute between or among the Parties or involving any person otherwise having an interest in the Escrow or this Agreement that the Escrow Agent, in his sole judgment, believes could affect the Escrow or this Agreement, the Escrow Agent shall be entitled, but shall incur no liability for his failure, to tender into the registry or custody of any court of competent jurisdiction or to any governmental agency reasonably deemed by the Escrow Agent to be appropriate, all money, instruments, documents and other property in the hands of the Escrow Agent, including the Escrow Property, held under this Agreement. Any legal action instituted by the Escrow Agent under the terms of this paragraph may be brought in any court the Escrow Agent shall determine to have jurisdiction thereof.

         9. REMOVAL AND RESIGNATION.

                  (a) REMOVAL. The Escrow Agent may be removed at any time, with or without cause, upon written agreement of the Parties, other than the Escrow Agent, and upon payment to the Escrow Agent of all amounts owed to it hereunder. In such event, a new escrow agent shall be appointed by the Parties, other than the Escrow Agent, and the Escrow Property shall be promptly transferred to said successor.

                  (b) RESIGNATION. The Escrow Agent may resign from its appointment hereunder only upon ten (10) days prior written notice to the other Parties. In such event, the other Parties shall appoint a new escrow agent. However, in the event the other Parties are unable to agree on a successor within said ten (10) day period, the Escrow Agent shall appoint a successor escrow agent to serve pursuant to the terms and conditions of this agreement.

         10. INSTRUCTIONS AND NOTICES. In the execution and performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon instructions from the remaining Parties to this Agreement or from any other person designated by the remaining Parties to this Agreement upon notice to the Escrow Agent, for any acts permitted to be performed or required to be performed by the Escrow Agent hereunder. Any notice, payment, demand, instruction or communication required or permitted to be given by this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes on the date on which the same was delivered personally or by overnight express courier to the party or to an officer of the party to whom the same is directed, or three business days after the same was deposited in a regularly maintained receptacle for deposit of United States mail, if sent by registered or certified United States mail, first class postage prepaid, addressed as follows:

         If to Evans:                     Mr. Jim Evans
                                          Freedom Homes, Inc.
                                          1919 Gordon Highway
                                          Augusta, Georgia  30909
                                          (Tel)    706-739-0200
                                          (Fax)    706-739-0042

         If to Homes:                     Homes By Owners, Inc.
                                          c/o Freedom Homes, Inc.
                                          1919 Gordon Highway
                                          Augusta, Georgia  30909
                                          (Tel)    706-739-0200
                                          (Fax)    706-739-0042

with copies to Evans and Wireless at the addresses set forth herein.

         If to Wireless:                  R Wireless, Inc.
                                          c/o MA&N LLC
                                          120 East 87th Street, PPHIA
                                          New York, New York  10128
                                          (Tel)    212-534-3064
                                          (Fax)    212-534-3904
                                          (e-mail) coldwater_capital@yahoo.com



         If to the Escrow Agent:          David R. Baker, Esq.
                                          Haskell Slaughter Young & Rediker, LLC
                                          1400 Park Place Tower
                                          2001 Park Place North
                                          Birmingham, AL  35203-2700
                                          (Tel)    205-254-1463
                                          (Fax)    205-324-1133
                                          (e-mail) drb@hsy.com

Any Party may change its address for purposes of notice by notice of such change given to the other Parties in the manner specified herein; provided, however, that no change may be made of the right to receive copies of notices to Homes without the consent of the designated recipient.

         11. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors, heirs, legal representatives and permitted assigns.

         12. CAPTIONS. The captions in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provisions hereof.

         13. SOLE AGREEMENT. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and transferees, as the case may be. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur any liability with respect to this Agreement or any other agreement or understanding among the Parties, or among the remaining Parties to this Agreement, except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

         15. AMENDMENT. The Parties may amend, alter, modify or change any portion of this Agreement by written consent of all the Parties.

         16. CONSTRUCTION. The headings of the sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Section" or "Sections" refer to those of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The terms "herein", "hereof", "hereto" or "hereunder" or similar terms shall be deemed to refer to this Agreement as a whole and not to a particular Section.

         17. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the law of the State of Georgia applicable to contracts entered into by residents of Georgia, and fully to be performed, in Georgia.

         18. COUNTERPARTS. This Agreement and any amendments hereto may be executed by the Parties in counterparts, each of which shall be deemed to be an original, and it shall not be necessary for the same counterpart of this Agreement or any amendment hereto to be signed by all of the undersigned in order for the agreements set forth herein or in such amendment to be binding upon all of the undersigned in accordance with the terms hereof.

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the day and year first above written.


                                                         /s/ Jim Evans
                                               ---------------------------------
                                                           Jim Evans


                                           R WIRELESS, INC.


                                           By:           /s/ Mark S. Neuhaus
                                               ---------------------------------
                                                           Mark S. Neuhaus
                                                              Chairman




                                            HOMES BY OWNERS, INC.


                                            By:          /s/ Mark S. Neuhaus
                                               ---------------------------------
                                                           Mark S. Neuhaus
                                                              Chairman





                                                         /s/ David Baker
                                               ---------------------------------
                                                           David Baker
                                                           Escrow Agent

                                                                       Exhibit A


                      [Form of Stock Acquisition Agreement,
              omitting Exhibit A, a copy of this Escrow Agreement]